Exhibit 10.1

CAESARS ACQUISITION COMPANY
EQUITY-BASED COMPENSATION PLAN FOR CEC EMPLOYEES

1.	Purpose.

To provide to certain individuals who are employees, consultants, advisors, contractors, directors or other service providers of Caesars Entertainment Corporation, a Delaware corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a Delaware corporation (“CEOC”), or their respective subsidiaries, joint ventures or affiliates, who play an important role in the provision of the services covered by that certain Management Services Agreement, dated as of October 21, 2013, among CEOC, Caesars Growth Partners, LLC, a Delaware limited liability company (“Growth Partners”) and Caesars Acquisition Company, a Delaware corporation (the “Corporation”), as amended from time to time (such agreement, any successor to such agreement or any similar agreement pursuant to which management services are provided to Growth Partners or the Corporation by such individuals, the “Management Service Agreement”), an equity-based compensation opportunity to reward such services, provide a proper incentive in the provision thereof, promote the success of Growth Partners, and more closely align the interests of such individuals with those of the stockholders of the Corporation.

2.	Administration; Conflicts

This plan and all grants hereunder shall be administered by the board of directors of CEC (the “Board”) or the human resources committee of the Board (the “HRC”), any such body administering the plan referred to herein as the Committee. The Committee shall have the authority to interpret, amend or terminate this plan and the grants hereunder in accordance with the terms hereof. The Committee may delegate certain authorities hereunder to officers of CEC, CEOC or an affiliate, or subcommittees of the Board or the HRC. All interpretations, amendments, terminations and related determinations shall be final and binding on all parties. In the event of any conflict between this plan and any grant agreement, this plan shall control.

3.	Grants.

(a)The Committee shall have the authority hereunder to grant awards representing the right to receive from CEOC, or from any affiliate to whom CEOC assigns such obligation in connection with the Management Services Agreement (a “CEOC Assignee”), the number of shares of Class A common stock of the Corporation, par value $0.001 per share (“Common Stock”), with an aggregate “Fair Market Value” (defined below) equal to $25,000,000.00, subject to the conditions set forth in this plan.

(i)For purposes of the plan, “Fair Market Value” means, unless otherwise determined or provided by the Committee, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD.

(b)Grantees. Grant recipients (referred to as “participants” herein) shall be selected by the Committee in its sole discretion from among those employees, consultants, advisors, contractors, directors or other service providers of CEC, CEOC or their respective subsidiaries, affiliates or joint ventures who play an important role in the provision of services covered by the Management Services Agreement (“Eligible Persons”).

(c)Grant Agreements. Grants under this plan shall be documented by a grant agreement by and among the Corporation, CEC, CEOC, Growth Partners and the participant, substantially in the form of Exhibit A hereto.

4.Vesting.

(a)    Unless otherwise provided in a grant agreement, each grant shall vest in three equal installments (each, an “Installment”), on October 21 of each of 2014, 2015 and 2016 (each, a “Vesting Date”), subject to the participant’s continued employment or services with CEOC, CEC or any of their respective subsidiaries, affiliates or joint ventures on the applicable Vesting Date. Upon vesting, the grant shall no longer be subject to the transfer restrictions pursuant to Section 9(a) of this plan or cancellation pursuant to Section 4(c) of this plan.

(b)    If the Management Services Agreement is terminated by Growth Partners and the Corporation at any time without cause as permitted thereby (a “Full Plan Acceleration Event”), then, on the date of the Full Plan Acceleration Event, each grant under this plan that is held by a participant who is actively employed or providing services to CEC, CEOC or any of their respective subsidiaries, affiliates or joint ventures on the date of the Full Plan Acceleration Event, shall become 100% vested with respect to any Installments that had not vested as of the date of the Full Plan Acceleration Event.

(c)    Unless otherwise provided in a grant agreement, if a participant’s employment or service with CEC, CEOC or any of their respective subsidiaries, affiliates or joint ventures, as applicable, is terminated prior to a Vesting Date or a Full Plan Acceleration Event, then all unvested Installments of the grant shall immediately forfeit and be cancelled on the date of such termination.

(d)    Unless the express policy of CEC, CEOC, or the applicable subsidiary, affiliate or joint venture employer or service recipient of a participant, or the Committee, otherwise provides, the employment relationship shall not be considered terminated for purposes of the plan in the case of (i) sick leave, (ii) military leave, (iii) any change of a participant’s status from an employee to a consultant providing substantial services or (iv) any other leave of absence authorized by CEC, CEOC, or the applicable subsidiary, affiliate or joint venture, or the Committee; provided that, in the case of any leave described in clause (i), (ii) or (iv), unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Committee otherwise provides, such leave is for a period of not more than three months.

(e)    If any grant or Installment thereof is forfeited under Section 4(c) above, the Committee shall have the authority to grant to another Eligible Person, including an Eligible Person who has already received a grant under this plan, an award or awards with terms consistent with the terms of this plan and in an aggregate dollar-denominated amount equal to the value of the grant or Installment that was forfeited.

5.Settlement.

(a)    On (i) each Vesting Date and (ii) the date of any Full Plan Acceleration Event (each, a “Settlement Date”), the Corporation shall contribute to Growth Partners a number of shares of Common Stock equal to the number of Earned Shares (as defined below), and Growth Partners shall issue to the Corporation a number of Class A Units of Growth Partners equal to the number of shares of Common Stock contributed by the Corporation to Growth Partners on such date.

(b)    On each Settlement Date, after the contribution of shares of Common Stock from the Corporation pursuant to Section 5(a) above, Growth Partners shall deliver a number of shares of Common Stock equal to the number of Earned Shares to CEOC or a CEOC Assignee.

(c)    For any Installment that vests in accordance with Section 4 of this plan, CEOC or the CEOC Assignee shall deliver to the participants a number of shares of Common Stock with an aggregate Fair Market Value on the applicable Settlement Date equal to the value of the Installments that vest on such date or event as set forth in such Section 4 (the “Earned Shares”). Prior to each Settlement Date, CEOC or the CEOC Assignee shall notify CAC and Growth Partners as to the number of Earned Shares that are required to be delivered on such Settlement Date by application of the vesting and forfeiture rules set forth in Section 4, above.

(d)    Participants shall not be deemed for any purpose to have any of the rights or privileges of a stockholder of the Corporation in respect of grants under this plan or any Installment unless, until and to the extent that CEOC or the CEOC Assignee shall have delivered the Earned Shares to the participants in accordance with the plan and the participant’s grant agreement, and the participant’s name shall have been entered as a stockholder of record with respect to such Earned Shares on the books of the Corporation. The Corporation shall enter each participant’s name as a stockholder of record of the Corporation on the books of the Corporation upon the delivery of the Earned Shares pursuant to Section 5(c) of this plan. CEOC or the CEOC Assignee shall notify the Corporation promptly upon delivery of the Earned Shares to participants.

6.Certain Registration Rights. The Corporation agrees that, as soon as reasonably practicable and legally permitted following the date this plan is approved, it shall file a shelf registration statement covering sales by participants of the Earned Shares that may be delivered to them under this plan and sales pursuant to arrangements established by the Corporation in cooperation with CEOC and CEC to allow participants to satisfy their obligations to fund the tax withholding required hereunder by selling a portion of the Earned Shares. This obligation shall be continuing and shall apply until all awards under the plan are settled.

7.Forfeiture of Gain.

(a)    If, after a termination by a participant from employment or services with CEC or CEOC or any of their respective subsidiaries, affiliates or joint ventures, the Committee determines that grounds existed to terminate the participant for “Cause” (defined below), then the Committee may, in its discretion, require the participant or any other person to whom any payment has been made or Common Stock or other property has been transferred in connection with the grant after the date of the conduct constituting Cause, to forfeit and pay over to CEOC or a CEOC Assignee, on demand, all or any portion of the compensation, gain or the value realized (whether or not taxable) on the vesting, payment or settlement of the grant during the period following the date of the conduct constituting Cause. For purposes of this plan, “Cause” has the meaning ascribed to such term (or term of similar import) in an employment (or similar) agreement between such participant and CEC, CEOC or their respective subsidiaries, affiliates or joint ventures, or, if such participant is not a party to such agreement or, if a participant is a party to such agreement but the agreement does not define the term “Cause” or a term of similar import, then “Cause” shall mean the termination of the participant's employment or services with CEC, CEOC or any of their respective subsidiaries, affiliates or joint ventures on account of (i) the willful failure of the participant to perform substantially the participant’s duties with such entity (as described below) or to follow a lawful reasonable directive from the Board or the participant’s direct report (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the participant which specifically identifies the manner in which CEC, CEOC or its respective subsidiary, affiliate or joint venture believes that the participant has not substantially performed the participant’s duties or followed a lawful reasonable directive and the participant is given a reasonable opportunity (not to exceed 30 days) to cure any such failure to substantially perform, if curable, (ii) any willful act of fraud, embezzlement or theft by the participant, in each case, in connection with the participant’s duties with CEC, CEOC or any of their respective subsidiaries, affiliates or joint ventures or otherwise in the course of the participant’s employment with or performance of services for any such entity, (iii) the participant’s admission in any court, or conviction of, a felony, or (iv) the participant being found unsuitable for, or having a gaming license denied or revoked by, the gaming regulatory authorities in Arizona, California, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, Pennsylvania, United Kingdom, Ontario, South Africa, North Carolina, Massachusetts, Ohio or any other applicable area in which CEC, CEOC or their subsidiaries, affiliates or joint ventures do business at the time of determination. For purposes of this definition, no act or failure to act, on the part of a participant, shall be considered “willful” unless it is done, or omitted to be done, by the participant in bad faith and without reasonable belief that the participant’s action or omission was in the best interests of CEC, CEOC and their subsidiaries, affiliates and joint ventures. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for CEC or CEOC shall be conclusively presumed to be done, or omitted to be done, by the participant in good faith and in the best interests of CEC, CEOC and their subsidiaries, affiliates and joint ventures.

(b)    To the extent required by applicable law (including without limitation the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and/or the rules and regulations of any U.S. national securities exchange or inter-dealer quotation system on which shares of Common Stock are listed or quoted, or if so required pursuant to a written policy adopted by CEC, CEOC or their respective subsidiaries, affiliates or joint ventures (as in effect and/or amended from time to time), the grant shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

(c)    In the event that CEOC, CEC or the CEOC Assignee exercise any rights to claw back gains in respect of any grant or portion thereof under this Section 7 and a grant agreement, CEOC or the CEOC Assignee shall deliver such clawed back gains (“Unearned Payments”) to Growth Partners. If the Unearned Payments are in the form of Common Stock, then Growth Partners shall deliver such shares of Common Stock to the Corporation, in exchange for which Growth Partners shall reduce the number of its Class A Units held by the Corporation by a number equal to the number of shares of Common Stock delivered to the Corporation in accordance with this sentence.

8.Compliance with Legal Requirements.

(a)    Generally. Grants under the plan, and any other obligations of CEOC, CEC, the Corporation or Growth Partners or any other persons under the plan shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on grants as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the shares of Common Stock are then listed or traded, and/or any blue sky or state securities laws applicable to such grant. As a condition to grant, participants must agree to take all steps the Committee, CEC or CEOC determine are necessary to comply with all applicable provisions of federal and state securities law in connection with the grants.

(b)    Taxes; Withholding.

(i)    On each Settlement Date, it is anticipated that affected participants will recognize tax at ordinary income rates on the Fair Market Value of the Earned Shares delivered to participants on such date or event.

(ii)    The vesting and settlement of the grants and all Installments under this plan shall be subject to participant satisfaction of any applicable federal, state, local and foreign tax withholding obligations. CEOC or the CEOC Assignee shall have the power and the right to require participants to remit to CEOC or the CEOC Assignee or deduct or withhold from all amounts payable to participants in connection with the grant or otherwise, an amount sufficient to satisfy any applicable taxes required by law; provided, that, the Corporation agrees to file a shelf registration statement for sales of the shares of Common Stock, in order that participants may arrange to satisfy obligations to fund the withholding required hereunder by selling a portion of the Earned Shares under such registration statement in accordance with procedures established by the Corporation in cooperation with CEOC and CEC. To the extent participants are unable to sell sufficient shares of Common Stock to cover this tax withholding obligation because there is no effective registration statement or because of limited float in the Common Stock, grants will be payable in cash to the extent required to satisfy the applicable taxes.

9.	Miscellaneous.

(a)    Transferability. Grants may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by participants other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or, if approved or ratified by the Committee. Any transfer permitted by this Section 9(a) shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights or for interests in an entity in which more than 50% of the voting interests are held by the participant or by the participant’s family members).

(b)    Section 409A.

(i)    Notwithstanding any provision of the plan or any grant agreement to the contrary, it is intended that the provisions of this plan or any grant agreement either (i) qualify for an exemption from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) satisfy such requirements and all provisions of this plan or grant agreement shall be construed and interpreted in a manner consistent with the requirements for not being subject to taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, each participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such participant in connection with this plan, any grant agreement or award under this plan (including any taxes or penalties under Section 409A of the Code), and neither CEC, CEOC, the CEOC Assignee or their respective subsidiaries, affiliates or joint ventures shall have any obligation to indemnify or otherwise hold such participant (or any beneficiary) harmless from any or all such taxes or penalties. With respect to any award that is considered “deferred compensation” subject to Section 409A of the Code, references in the plan to “termination of the participant’s employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any award granted under the plan is designated as separate payments. Notwithstanding anything in the plan to the contrary, if a participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any awards that are “deferred compensation” subject to Section 409Aof the Code shall be made to such participant prior to the date that is six months after the date of such participant’s “separation from service” (as defined in Section 409A of the Code after giving effect to the presumptions contained in the regulations thereunder) or, if earlier, the participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(ii)    The Committee may, in its sole discretion and without any participant’s consent, modify any grant agreement to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the participant of the applicable provision without materially increasing the cost to CEOC or the CEOC Assignee or contravening the provisions of Section 409A of the Code. Nothing in this Section 9(b)(ii) or this plan shall create an obligation on the part of CEOC or the CEOC Assignee to modify this plan or any agreement or guarantee that the award will not be subject to interest and penalties under Section 409A.

(c)    Severability. The invalidity or unenforceability of any provision of this plan shall not affect the validity or enforceability of any other provision of this plan, and each other provision of this plan shall be severable and enforceable to the extent permitted by law.

(d)    Beneficiary. Participants may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives a participant, the participant’s estate shall be deemed to be the participant’s beneficiary.

(e)    Governing Law. The plan and grant agreements thereunder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction, which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Plan.

As Adopted by the following on the dates indicated below:

CAESARS ACQUISITION COMPANY
By:__________
Name:
Title:

Date: __________________________________

CAESARS ENTERTAINMENT CORPORATION
By:__________
Name:
Title:

Date: __________________________________
CAESARS ENTERTAINMENT OPERATING COMPANY, INC.
By:__________
Name:
Title:

Date: __________________________________

CAESARS GROWTH PARTNERS, LLC
By:__________
Name:
Title:

Date: __________________________________